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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 and related prospectus of our report dated September 28, 2004 relating to the consolidated financial statements of Warp Technology Holdings, Inc. (the "Company") which appears in Warp Technology Holdings, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern). Furthermore, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 and related prospectus of our report dated March 4, 2005 relating to the consolidated financial statements of Gupta Technologies, LLC for the years ended December 31, 2004 and 2003 appearing in the Company's Amendment to Current Report on Form 8K/A filed on March 17, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Mahoney Cohen & Company, CPA, P.C.
New York, NY
July 18, 2005